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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 1997, except for Note 12, as to which the date is October 7, 1997, in the Registration Statement on Form S-1 and related Prospectus of PaySys International, Inc. dated October 8, 1997, for the registration of 3,333,333 shares of its common stock.

                                       Ernst & Young LLP

Orlando, Florida
October 7, 1997